UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2002

TRISM, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	0-23210 (Commission File Number)	13-3491658 (I.R.S. Employer Identification Number)

4174 Jiles Road, Kennesaw, Georgia	30144
(Address of Principal Executive Offices)	(Zip Code)

(770) 795-4600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

TRISM, Inc. issued a press release on February 8, 2002 announcing it had sold all of its assets and certain of its executory contracts and leases to Bed Rock, Inc., a Missouri corporation, and Tri-State Properties, LLC, a Missouri limited liability company. On January 30, 2002 the U.S. Bankruptcy Court for the Western District of Missouri filed a Second Amended Order ("Order") Pursuant to Section 363 & 365 of the Bankruptcy Code Authorizing (A) Sale of Certain Assets Free and Clear of Liens, Claims, Interest and Encumbrances, and (B) Assumption and Assignment of Certain Executory Contracts and Leases.

Pursuant to the Order, on February 5, 2002, the Company sold substantially all of its assets and assigned certain executory contracts and leases to Bed Rock, Inc. and Tri-State Properties, LLC. In consideration of the purchase of substantially all of TRISM's and its affiliates' assets and assigned certain executory contracts and leases, Bed Rock, Inc. and Tri-State Properties, LLC paid the following consideration to TRISM and its affiliates: $2,170,751.36 in assumed debt, $989,281.77 to be paid to certain creditors to cover cure amounts on certain assumed executory contracts and leases, $20,479,558.95 in cash, and delivery replacement of letters of credit which will result in an additional $1,936,061.60 being remitted to TRISM and its affiliates.

Item 7. Financial Statements and Exhibits.

     (c)     EXHIBIT. The following exhibits are filed herewith:

          99.1     Press Release dated February 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISM, INC.

Date: February 8, 2002	By: /s/ Ralph S. Nelson
Ralph S. Nelson President and Chief Executive Officer